As filed with the Securities and Exchange Commission on May 26, 2000
                                                 Registration No. 333

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         AVIATION GENERAL, INCORPORATED
               (Exact name of issuer as specified in its charter)

           Delaware                                     73-1547645
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                  Identification Number)

                                7200 NW 63rd Street
                           Hangar 8, Wiley Post Airport
                              Bethany, Oklahoma 73008
                                  (405) 440-2255

               (Address of Principal Executive Offices and Zip Code)

                              1993 Stock Option Plan
                             (Full Title of the Plan)

                                Wirt D. Walker, III
                       Chairman and Chief Executive Officer

                               7200 NW 63rd Street
                           Hangar 8, Wiley Post Airport
                              Bethany, Oklahoma 73008
                                  (405) 440-2255

           (Telephone number, including area code, of agent for service)


                                Copy to:
                             John F. Kearney
                        Dyer Ellis & Joseph, P.C.
                     600 New Hampshire Avenue, N.W.
                         Washington, D.C.  20037
                             (202) 944-3000




                          CALCULATION OF REGISTRATION FEE

----------------------------------- ------------------ ------------------- -------------------- -------------------

       Title of securities              Amount to       Proposed maximum    Proposed maximum        Amount of
         to be registered             be registered      offering price    aggregate offering    registration fee
                                                         per share (1)          price (1)              (1)
----------------------------------- ------------------ ------------------- -------------------- -------------------
----------------------------------- ------------------ ------------------- -------------------- -------------------
Common Stock, par value
$0.50 per share                         1,250,000            $2.75             $3,437,500            $907.50
----------------------------------- ------------------ ------------------- -------------------- -------------------


(1) Pursuant to Rule 457(c) and (h), the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.

                               INTRODUCTION

                   REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 is filed by Aviation General, Incorporated, a Delaware corporation (the "Company"), to register an additional 1,250,000 shares of the Company's Common Stock, par value $0.50 per share, issuable from time to time under the Company's 1993 Stock Option Plan.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

         Pursuant to the general instructions for registration statements on Form S-8, Part 1 (information required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference into this registration statement the following documents filed by the registrant with the Securities and Exchange Commission:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         (b) The description of the registrant's Common Stock, $0.50 par value, incorporated by reference to the registrant's Registration Statement on Form S-4, Commission File No. 333-56731, filed with the Commission on June 12, 1998.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation and By-laws provide for indemnification of directors, officers, agents and employees of the Company to the fullest extent permitted by law. Section 145 of the General Corporation Law currently provides as follows:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expresses (including attorneys fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted, including any appeal thereof, if he acted in good faith and in a manner the person reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (a) and (b), or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination:

                  (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or

                  (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or;

(3)      if there are no such directors, of such directors so direct, by independent legal counsel in a written opinion,

                  (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately, be determined that such person is not found not to be entitled to be indemnified by the corporation as authorized to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action such person's official capacity and as to action in another capacity while holding such office.

                   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under of this section.

                  (h)  For  purposes  of  this   section,   references   to  the
         "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans;

                  (j) Indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (k) The Court of  Chancery  is hereby  vested  with  exclusive jurisdiction to hear and determine all actions for advancement of expenses indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

      5.1   Opinion of counsel as to the legality of securities being registered

     10.1*  1993 Stock Option Plan

     23.1   Consent of Grant Thornton LLP

     23.3   Consent of Dyer Ellis & Joseph (included as part of Exhibit 5.1)

*Incorporated by reference to Exhibit 10.53 to the Form 10-K filed March 28, 1996 by Commander Aircraft Company (the registrant's predecessor).

Item 9. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 25th day of May 2000.

                                AVIATION GENERAL, INCORPORATED


                                By: /s/ WIRT D. WALKER, III
                                    ---------------------------
                                       Wirt D. Walker, III
                                       Chairman of the Board of Directors
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                         DATE


/s/ WIRT D. WALKER                          Chairman of the Board, and                          May 26, 2000
-----------------------------
Wirt D. Walker, III                         Chief Executive Officer,


/s/ DEAN N. THOMAS                          President and Chief Operating Officer               May 26, 2000
----------------------------
Dean N. Thomas

/s/ RON THOMASON                            Chief Financial Officer                             May 26, 2000
----------------------------
Ron Thomason

/s/ MISHAL YOUSEF
   SOUD AL SABAH                            Director                                            May 26, 2000
---------------------------
Mishal Yousef Soud Al Sabah

/s/ N. GENE CRISS                           Director                                            May 26, 2000
------------------------------
N. Gene Criss

                             INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number            Description of Document                          Numbered Page

5.1         Opinion of counsel as to the legality of securities being registered

23.1        Consent of Grant Thornton LLP

23.3        Consent of Dyer Ellis & Joseph (included as part of Exhibit 5.1)